VB&T Certified Public Accountants, PLLC250 W57th Street Suite 1632 New York, NY 10107 T:1.212.448.0010 F:1.888.99.PCAOB (72262) E-mail: fvb@getcpa.com rtse@getcpa.com info@getcpa.com www.getcpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Trustees

Focus Funds Series A

We have audited the accompanying statement of assets and liabilities of Focus Funds Series A (the Fund) as of February 19, 2016. This financial statement is the responsibility of the Fund’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  Our procedures included confirmation of seed money owned at February 19, 2016, by correspondence with the custodian.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material aspects, the financial position of Focus Funds Series A as of February 19, 2016 in conformity with accounting principles generally accepted in the United States of America.

VB&T Certified Public Accountants, PPLC

New York, NY

February 19, 2016

Registered with the Public Company Accounting Oversight Board

Member: American Institute of Certified Public Accountants

VB&T Certified Public Accountants, PLLC250 W57th Street Suite 1632 New York, NY 10107 T:1.212.448.0010 F:1.888.99.PCAOB (72262) E-mail: fvb@getcpa.com rtse@getcpa.com info@getcpa.com www.getcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm,  we hereby consent to use of our report dated February 19, 2016 on the statement of assets and liabilities of the Focus Funds Series A (the “Fund”), as of February 19, 2016 and to all references to our firm included in or made a part of the Form N-1A

VB&T Certified Public Accountants, PPLC

New York, NY

February 19, 2016

Registered with the Public Company Accounting Oversight Board

Member: American Institute of Certified Public Accountants

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